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Exhibit 23.1

PricewaterhouseCoopers
Independent Auditors' Consent

        We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement No. 333-107379 of Rhodia on Form F-4, of our report dated February 25, 2004 appearing in Rhodia's Annual Report on Form 20-F for the year ended December 31, 2003, filed on March 23, 2004. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Paris, France
May 14, 2004
 PricewaterhouseCoopers

/s/ PricewaterhouseCoopers

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PricewaterhouseCoopers Independent Auditors' Consent